Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
Fuqi International, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of Fuqi International, Inc. on Form S-1 of our report of Independent Registered Public Accounting Firm dated April 12, 2007, except for the 3rd paragraph of Note 15, as to which the date is August 23, 2007, covering the consolidated financial statements of Fuqi International, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the each of the three years in the period ended December 31, 2006, which appears in Fuqi International, Inc.’s Registration Statement (Form S-1, Registration No. 333-144290) and related Prospectus.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement and Prospectus.

/s/ STONEFIELD JOSEPHSON, INC.

Wanchai, Hong Kong
October 22, 2007